UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2009

TradeStation Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 652-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers: On January 14, 2009, the Compensation Committee of the Board of Directors of TradeStation Group, Inc. (the "Company") approved for the Company's Chief Executive Officer and President, Chief Financial Officer and other named executive officers (i) base salaries for 2009, (ii) share-based awards (i.e., equity compensation) granted January 16, 2009 as part of the Company’s annual grant of share-based awards, and (iii) a cash bonus compensation plan for 2009 performance. The other two independent members of the Company's Board of Directors subsequently ratified all of the components (salary, share-based awards and cash bonus plan for 2009 performance) of the Chief Executive Officer's compensation.

Base salaries for 2009 for the Company's (i) Chief Executive Officer and President, Salomon Sredni, (ii) Chief Financial Officer, David Fleischman, (iii) General Counsel, Marc Stone, and (iv) Vice President of Product Development of TradeStation Technologies, Inc., T. Keith Black, are as follows: $515,000 for Mr. Sredni, $288,400 for Mr. Fleischman and Mr. Stone, and $272,950 for Mr. Black. This is the same as the base salaries paid to these executive officers for 2008.

Cash bonuses for 2008 performance for these executive officers will be determined, fixed and paid in accordance with the cash bonus compensation plan for 2008 after completion of the Company's audit for the fiscal year ended December 31, 2008.

With respect to the share-based awards, the Company issued to Messrs. Sredni, Fleischman, Stone and Black restricted shares of common stock of the Company and stock options as described below.

The Company issued to these executive officers on and as of Friday, January 16, 2009 restricted shares of common stock of the Company in a number equal to the following dollar amounts divided by the closing price of the Company’s common stock on The NASDAQ Stock Market on that date: $278,100 for Mr. Sredni, $155,736 for Mr. Fleischman and Mr. Stone, and $147,393 for Mr. Black. These restricted stock awards were issued pursuant to the Company’s incentive stock plan. The shares issued will vest 50% on the third anniversary of the date of grant and 100% on the sixth anniversary, with 100% acceleration upon retirement, death, disability or change in control of the Company. Any unvested shares at the time of termination of employment must be resold to the Company for $0. The dollar amounts of the restricted stock awards are equal to the dollar amounts of the restricted stock awards issued to these executive officers in 2008. Based on a closing price for the Company's common stock of $5.77 on Friday, January 16, 2009, 48,197 restricted shares of the Company's common stock were issued to Mr. Sredni, 26,990 restricted shares of the Company's common stock were issued to Mr. Fleischman and Mr. Stone, and 25,544 restricted shares of the Company's common stock were issued to Mr. Black.

The Company granted to these executive officers on and as of Friday, January 16, 2009, stock options to purchase a number of shares of common stock of the Company in a number equal to the following dollar amounts, divided by 61% of the closing price of the Company's common stock on The NASDAQ Stock Market on that date (which, pursuant to the Company’s recent historical estimates, approximates an estimated fair value of the options over their estimated lives equal to those respective dollar amounts): $185,400 for Mr. Sredni, $103,824 for Mr. Fleischman and Mr. Stone, and $98,262 for Mr. Black. All of these stock options were issued pursuant to the Company’s incentive stock plan at exercise prices equal to the closing price of the Company’s common stock on The NASDAQ Stock Market on the date of grant, will vest 20% on each anniversary of the date of grant (with 100% acceleration of vesting upon death, disability or change in control of the Company), and will expire ten years from the date of grant. The dollar amounts of the option awards are the same as the dollar amounts of the option awards granted to these executive officers in 2008. Based on a closing price for the Company's common stock of $5.77 on Friday, January 16, 2009, options to purchase 52,674 shares of the Company's common stock were issued to Mr. Sredni, options to purchase 29,497 shares of the Company's common stock were issued to Mr. Fleischman and Mr. Stone, and options to purchase 27,917 shares of the Company's common stock were issued to Mr. Black.

The following is a description of cash bonus compensation plan for 2009 performance for these executive officers. For all executive officers other than the Chief Executive Officer, 80% of the potential cash bonus will be based on Company 2009 financial performance (which will have thresholds of "acceptable," "very good" and "exceptional"), and 20% will be discretionary, based upon the Chief Executive Officer’s subjective evaluation of each officer’s individual 2009 performance (also as "acceptable," "very good" or "exceptional"). For the Chief Executive Officer, 100% of the potential cash bonus will be based on Company 2009 financial performance. The plan provides no company-performance-based or discretionary bonus if both 2009 Company and individual performance are deemed no more than "acceptable," sets a target of 30% of the officer’s 2009 base salary if 2009 Company and individual performance are both deemed to be at least "very good," and sets an amount that is 150% of that target (or 45% of the officer’s 2009 base salary) if both 2009 Company and individual performance are deemed "exceptional." With respect to Company performance measurements, the officer can earn a percentage of the target, on a prorated basis, if the Company's performance is between the "acceptable" and "very good" levels, and, if the target is exceeded, can earn a percentage of the "exceptional" amount, on a prorated basis, if the Company performance is between "very good" and "exceptional." The subjective discretionary portion is not prorated.

The financial performance measurements that will be used to determine 100% of the potential bonus of the Chief Executive Officer and 80% of the potential bonus of the other officers (the "Formula Bonus") are the same for all officers, including the Chief Executive Officer. Two separate 2009 financial performance measurements will be used to determine the Formula Bonus, which will be considered independently and will each account, separately, for a different percentage (if any) of the Formula Bonus. The two 2009 financial performance measurements are (i) the Company’s 2009 brokerage commissions and fees (the largest component of the Company’s net revenues), which accounts for up to 40.0% of the Formula Bonus (and total bonus, since there is no discretionary portion) for the Chief Executive Officer and up to 37.5% of the Formula Bonus (30% of the total bonus) for the other officers, with brokerage commissions and fees of $143,160,000 deemed "acceptable," brokerage commissions and fees of $157,366,000 deemed "very good," and brokerage commissions and fees of $188,839,200 deemed "exceptional," and (ii) the Company’s 2009 earnings per share (diluted), which accounts for up to 60.0% of the Formula Bonus (and total bonus, since there is no discretionary portion) for the Chief Executive Officer and up to 62.5% of the Formula Bonus (50% of the total bonus) for the other officers, with 54 cents deemed "acceptable," 59 cents deemed "very good," and 65 cents deemed "exceptional." Also, earnings per share (diluted) targets will be adjusted to reflect the actual effects of any increase or decrease in the Company's actual net interest income for 2009 to the extent actual net interest income would have been different if the interest rate assumptions used in the Company's final 2009 target budget (an internal, non-public document approved by the Board of Directors in December 2008) proved to be accurate throughout the 2009 year. No other adjustments will be made in determining earnings per share (diluted) targets or in calculating earnings per share (diluted) for this purpose.

With respect to officers other than the Chief Executive Officer (to which the following statement is irrelevant), qualifying for the Formula Bonus in whole or in part does not entitle any officer to any part of the discretionary portion of the bonus, and failure to qualify for any part of the Formula Bonus does not preclude any officer from receiving the maximum or any part of the discretionary portion. With respect to the discretionary portion, the Chief Executive Officer will, as mentioned above, classify, based on his subjection evaluation, 2009 performance of each officer as meeting one of three levels: "acceptable," "very good," or "exceptional." No discretionary portion shall be earned by any officer whose performance is classified as "acceptable," an amount equal to 6% (i.e., 30% of 20%) of the officer’s 2009 base salary will be paid if the officer’s 2009 performance is classified as "very good," and 9% (i.e., 45% of 20%) of the officer’s 2009 base salary will be paid if the officer’s 2009 performance is classified as "exceptional." The Chief Executive Officer’s subjective evaluations and recommendations regarding the other officers’ discretionary portion of the bonus shall be presented to the Compensation Committee for final approval. In combining the Formula Bonus and the discretionary portion, the maximum amount of any cash bonus that may be earned under the plan is 45% of the officer’s 2009 base salary.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

January 21, 2009	By:	/s/ David Fleischman

Name: David Fleischman
Title: Chief Financial Officer